Exhibit 99.1

Provident Financial Services, Inc. Completes Merger with SB One Bancorp

ISELIN, N.J., August 3, 2020 – Provident Financial Services, Inc. (NYSE: PFS) (“Provident”), the parent company of Provident Bank, announced today that the acquisition of SB One Bancorp (Nasdaq: SBBX) (“SB One”) and its subsidiary, SB One Bank, closed effective July 31, 2020.

Under the terms of the merger agreement, each outstanding share of SB One common stock will be exchanged for 1.357 shares of Provident common stock together with cash in lieu of any fractional shares. The combined organization will have approximately $12 billion in assets and will rank as the 3rd largest bank headquartered in New Jersey. The merger brings together two high-performing companies with complementary geographies and business lines.

“We welcome the customers, employees, and shareholders of SB One to the Provident team. We also welcome Edward Leppert, Robert McNerney and Anthony Labozzetta to our Boards of Directors. I especially look forward to Tony joining our executive management team as President and Chief Operating Officer,” said Christopher Martin, Chairman and CEO of Provident.

Piper Sandler & Co. served as financial advisor and Luse Gorman, PC provided legal counsel to Provident. Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Hogan Lovells US LLP served as legal counsel to SB One.

About Provident Financial Services, Inc.

Provident Financial Services, Inc. (NYSE: PFS), is the holding company for Provident Bank, a community-oriented bank offering “commitment you can count on” since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania and Queens County in New York. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company and full service insurance agency and brokerage services through its wholly owned subsidiary, SB One Insurance Agency, Inc. The Provident Bank Foundation has supported all of its markets and communities with assistance with housing, education, health and home care for over 15 years. For more information about Provident, please visit www.provident.bank.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Provident and SB One, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Provident and SB One’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the cost savings from the merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the merger may be greater than expected; the interest rate environment may further compress margins and adversely affect net interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results.

In addition, the COVID-19 pandemic has had an adverse impact on Provident and is expected to continue to have an adverse impact on the combined company and its customers and the communities we serve. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on the combined company’s businesses. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and whether the economy will fully open and remain open. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, the combined business could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen or remain open, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; their allowances for loan losses may increase if borrowers experience financial difficulties, which will adversely affect net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to each company; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on assets may decline to a greater extent than the decline in the cost of interest-bearing liabilities, reducing net interest margin and spread and reducing net income; wealth management revenues may decline with market turmoil; Provident may face the risk of a goodwill write-down due to stock price decline; and our cyber security risks have increased as the result of an increase in the number of employees working remotely.

These and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Provident’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Provident or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Provident does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information, contact:

Provident Investor Relations

732-590-9300

investorrelations@provident.bank